                                                                     EXHIBIT 4.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  VIALTA, INC.


         Vialta, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Vialta, Inc. The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 25, 2001.

         2. This Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of the corporation and has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

         3. The text of the Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

         FIRST: The name of the corporation (hereinafter called the "Corporation") is Vialta, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

         FOURTH: The Corporation is authorized to issue two classes of shares which shall be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation shall be authorized to issue is 430,000,000 shares. The number of shares of Common Stock authorized is 400,000,000 shares, par value $0.001 per share, of which 100,000,000 shares are designated Class A Common Stock, 50,000,000 shares are designated Class B Common Stock and 250,000,000 shares are designated non-classified Common Stock. The total number of shares of Preferred Stock authorized is 30,000,000 shares, par value $0.001 per share. The shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series.

         The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof are as follows:

A. Class A Common Stock and Class B Common Stock.

         Except as otherwise set forth below in this Article FOURTH, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

         1. Voting Powers. Except as otherwise required by this Amended and Restated Certificate of Incorporation or by applicable law, at every meeting of the stockholders of the Corporation every holder of Class A Common Stock shall be entitled to 3.8 votes in person or by proxy for each share of Class A Common Stock standing in his, her or its name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as otherwise required by this Amended and Restated Certificate of Incorporation or by applicable law, at every meeting of the stockholders of the Corporation every holder of Class B Common Stock shall be entitled to one vote in person or by proxy for each share of Class B Common Stock standing in his, her or its name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as otherwise required by this Amended and Restated Certificate of Incorporation or by applicable law, the holders of Common Stock (including Class A, Class B and non-classified Common Stock) shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

         2. Dividends. Subject to the rights of any holders of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock; provided, however, in the event a dividend or distribution shall be paid or distributed with respect to one class of Common Stock a simultaneous dividend or distribution shall be paid or distributed on the other class and in the same proportion.

         3. Changes in Capitalization. In the event there is an increase or decrease in the number of issued shares of Common Stock resulting from any stock split, stock dividend, reverse stock split, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of outstanding shares of Common Stock, the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock shall be adjusted in the same manner in all respects.

         4. Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of any Preferred Stock then outstanding, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof. For purposes of this Article FOURTH (B)(3), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a merger or share exchange involving the Corporation and one or more other corporations (whether or not the Corporation is the corporation surviving such merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         5. Reorganization. Subject to the rights of any holders of Preferred Stock, in case of any reorganization, share exchange or merger of the Corporation with another corporation in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property (including cash). In the event that the holders of shares of Class A Common Stock (or of shares of Class B Common Stock) are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of shares of Class A Common Stock and holders of shares of Class B Common Stock are granted substantially identical election rights.

         6. No Adverse Effect. With respect to any proposed amendment of this Amended and Restated Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock, so as to affect them adversely relative to the other class of Common Stock, the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class as provided herein. The affirmative vote of shares representing a majority of the votes entitled to be cast by the holders of outstanding shares of each class of Common Stock, voting separately by class, shall be required to adopt any provision inconsistent with or repeal any provision of, or alter or amend this Article FOURTH (B)(5).

         7. Conversion of Class A and Class B Common Stock.

         (a) Mandatory Conversion of Class A and Class B Common Stock. Each share of Class A Common Stock and each share of Class B Common Stock shall be converted into one (1) share of non-classified Common Stock immediately upon the earliest to occur of the events set forth in subparagraphs (i) through (iv) below (each an "Event of Conversion"):

         (i) the close of business on the fifth business day after the date ESS Technology, Inc., a California corporation ("ESS"), first receives notice from the United States Internal Revenue Service (the "IRS") of a ruling by the IRS that the Distribution (hereinafter defined) is a taxable event;

         (ii) the close of business on the fifth business day after the date ESS notifies the IRS of its intent to abandon its request for a ruling from the Internal Revenue Service that the Distribution is a non-taxable event; or

         (iii) if ESS has not received a ruling from the Internal Revenue Service that the Distribution is a non-taxable event prior to June 30, 2002, then on the close of business on June 30, 2002.

         For the purposes of this Amended and Restated Certificate of Incorporation, the "Distribution" shall mean the distribution by ESS of shares of Vialta Class A Common Stock to shareholders of record of ESS as of an established record date in a transaction intended to qualify as a non-taxable distribution under Section 355 of the Internal Revenue Code of 1986, as amended.

         (b) Conversion Procedure. Any conversion pursuant to this Article FOURTH (B)(6) shall be deemed to have been effected at the time the Event of Conversion referred to in subsection (a) of this Article FOURTH (B)(6) occurred (the "Conversion Time"). At the Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class A Common Stock or Class B Common Stock which were so converted (the "Converted Common Stock") shall, automatically and without further action, represent on a share for share basis the same number of shares of non-classified Common Stock. Holders of Converted Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of non-classified Common Stock together with a written notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of non-classified Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of non-classified Common Stock a certificate or certificates representing the number of shares of non-classified Common Stock into which the Converted Common Stock was so converted and shall cause such shares of non-classified Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of non-classified Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of non-classified Common Stock and will have all the rights of record holders of shares of non-classified Common Stock at and as of the Conversion Time, and the rights of such Person as a holder of shares of Class A Common Stock or Class B Common Stock that have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Article FOURTH (B)(6); provided, however, that such Person shall be entitled to receive, when paid, any dividends declared on the Class A Common Stock or Class B Common Stock as of a record date preceding the Conversion Time and unpaid as of the Conversion Time so long as such Person was the record holder when such dividends were declared. For purposes of this Amended and Restated Certificate of Incorporation, "Person" shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

         (c) Notice of Conversion. The Corporation will provide notice of any Event of Conversion to holders of record of Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such Event of Conversion. Such notice shall be provided by any means then permitted by the Delaware General Corporation Law, including by electronic transmission or mailing notice of such conversion first class postage prepaid, to each holder of record of Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class A Common Stock or Class B Common Stock. Each such notice shall state the Conversion Time and the place or places where certificates, if any, for such shares may be surrendered in exchange for certificates, if any, representing non-classified Common Stock.

         (d) Reservation of Non-classified Common Stock. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of non-classified Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock and Class B Common Stock. All the shares of non-classified Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issuance.

B. Non-classified Common Stock.

         1. Prior to the Conversion Time set forth in ARTICLE FOURTH (A)(6)(b) above, the Corporation shall not be authorized to issue any shares of non-classified Common Stock.

         2. After the Conversion Time, subject to the prior rights of any holders of Preferred Stock, the holders of non-classified Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors of the Corporation, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         3. After the Conversion Time, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed after payment in full of the amounts required to be paid to the holders of any Preferred Stock then outstanding, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of non-classified Common Stock.

         4. After the Conversion Time, the holder of each share of non-classified Common Stock shall have the right to one vote per share, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

D. Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The Board of Directors may consider the best interests of the Corporation as a whole when evaluating whether a potential business combination or takeover offer is in the best interests of the Corporation's stockholders. Without limiting the foregoing, when evaluating whether a potential business combination or takeover offer is in the best interests of the Corporation's stockholders, the directors may consider factors such as: the adequacy and fairness of the price per share offered; the nature and timing of the offer; the legality of the offer or transaction; the social, legal and economic impact on constituencies other than the Corporation's stockholders, including, but not limited to, the Corporation's employees, suppliers, creditors, customers and others having similar relationships with the Corporation; the social, legal and economic impact on the communities in which the Corporation conducts its business; the risk of nonconsummation; the quality of securities being offered in exchange; and such other factors as the directors may determine in their business judgment should be considered.

C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

D. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

E. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation.

         SIXTH:

A. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 2002 annual meeting of stockholders, the term of office of the second class to expire at the 2003 annual meeting of stockholders and the term of office of the third class to expire at the 2004 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or not vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Vialta, Inc. has caused this Certificate to be signed by Fred S.L. Chan, its Chief Executive Officer, this 24th day of July, 2001.


                                         VIALTA, INC.


                                         By: /s/ Fred S.L. Chan
                                            -----------------------------
                                            Fred S.L. Chan, Chief Executive
                                            Officer